KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240




                                 April 15, 2002







To Our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Keystone Consolidated Industries, Inc. which will be held on Thursday, May 16, 2002, at 9:00 a.m., local time, at Keystone's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in Keystone's bylaws.


                                        Sincerely,



                                        Glenn R. Simmons
                                        Chairman of the Board

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 16, 2002



To the Stockholders of
Keystone Consolidated Industries, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone" or the "Company"), will be held on May 16, 2002, at 9:00 a.m., local time, at the offices of the Company at 5430 LBJ Freeway, Suite 1740, Dallas, Texas, for the following purposes:

(1) To elect one director for a term of two years, and until his successor is duly elected and qualified;

(2) To elect two directors each for a term of three years, and until their successors are duly elected and qualified; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 18, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of Keystone during ordinary business hours from April 17, 2002, through the time of the Annual Meeting for any purpose germane to the Annual Meeting.

     In order to ensure that you are represented at the meeting, please complete the enclosed proxy card and return it promptly in the accompanying postage-paid envelope. If you choose, you may still vote in person at the Annual Meeting even though you previously signed your proxy. You may revoke your proxy by following the procedures specified in the accompanying Proxy Statement. Your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting in accordance with the Company's bylaws.

                                        By order of the Board of Directors,


                                        Sandra K. Myers
                                        Secretary

Dallas, Texas
April 15, 2002

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 16, 2002




     This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone" or the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Keystone for use at the 2002 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 16, 2002, at the Company's offices at 5430 LBJ Freeway, Suite 1740, Dallas, Texas and at any adjournment or postponement thereof (the "Annual Meeting"). Any stockholder executing a proxy has the power to revoke it at any time before it is voted. A proxy may be revoked by either (i) filing with the Inspector of Election a written revocation of the proxy; (ii) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or
(iii) submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting alone, however, will not in itself constitute the revocation of a proxy. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 15, 2002. An annual report for the year ended December 31, 2001 is enclosed herewith.

     Only stockholders of record at the close of business on March 18, 2002, (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were 10,068,450 shares of Keystone's common stock, $1.00 par value per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

     Employees participating in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, who are beneficial owners of Common Stock under such plan, may use the enclosed voting instruction card to instruct the plan trustees how to vote the shares held for such employees, and the trustees will, subject to the terms of the plan, vote such shares in accordance with such instructions.

     Mellon Investor Services LLC ("Mellon"), the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to receive proxies, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to Mellon shall be kept confidential by Mellon in accordance with the Company's bylaws.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Keystone. In addition to the solicitation of proxies by use of the mail, officers, directors, and employees of Keystone may solicit proxies by written communication, telephone or personal calls for which such persons will receive no special compensation.

     Upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Common Stock held of record by such entities.

                              ELECTION OF DIRECTORS

     Keystone's Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes. The bylaws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine persons, as determined by the Board of Directors from time to time. The Board of Directors has currently set the number of directors at six.

     The nominees receiving a plurality of the affirmative votes of the shares present in person or represented at the Annual Meeting and entitled to vote will be elected to the classes designated and until their successors are duly elected and qualified (except in cases where no successor is elected due to a reduction in the size of the Board), or earlier resignation, removal from office, death or incapacity. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting. Shares of Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

     All of the nominees set forth below have consented to serve if elected to the Board of Directors. If any individual nominated for a directorship is not available for election, which is not anticipated, votes will be cast by the proxy holder for such substitute nominee as shall be designated by the Board of Directors.

     Contran and related entities hold approximately 49.6% of the outstanding shares of Common Stock as of the Record Date and have indicated their intention to vote such shares "FOR" the election of all of the nominees for director as set forth in this Proxy Statement. If such shares are represented and voted as indicated at the Meeting and all other outstanding shares of Common Stock are represented and voted at the Annual Meeting, the additional affirmative vote of approximately 0.4% or more of the outstanding shares of Common Stock will assure the election of each of the nominees for director. In addition, if a quorum is present, all such nominees will be elected if no other person receives the affirmative vote of more shares than the number of shares voted by Contran and its related entities.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS SET FORTH BELOW.

                         NOMINEES FOR BOARD OF DIRECTORS

     The following biographical information has been provided by the nominees for election to the Board of Directors of the Company for terms expiring at the 2004 or the 2005 annual meeting of stockholders:

J. WALTER TUCKER, JR.                                       Director since 1971

     Mr. Tucker, age 76, is Vice Chairman of the Board of Directors of the Company and has served in such capacity since prior to 1997. Mr. Tucker has served as a Director, President, and Chief Executive Officer of Tucker & Branham, Inc., a privately owned real estate, mortgage banking and insurance firm since prior to 1997. Mr. Tucker is also a director of Valhi, Inc. ("Valhi"), a publicly held diversified holding company affiliated with Keystone. Since prior to 1997, he has also been an executive officer and/or director of various companies related to Valhi and Contran Corporation, a privately owned diversified holding company that is the parent corporation of Valhi and Keystone ("Contran"). Mr. Tucker is a nominee for a term expiring in 2004.


GLENN R. SIMMONS                                            Director since 1986

     Mr. Simmons, age 74, is chairman of the board of directors of Keystone and has served in such capacity since prior to 1997. Mr. Simmons was chief executive officer of Keystone from prior to 1997 to February 1997. Since prior to 1997, Mr. Simmons has served as vice chairman of the board of directors of Contran. Mr. Simmons has been a director of Contran and an executive officer and/or director of various companies related to Contran since prior to 1997. He is vice chairman of the board of Valhi, chairman of the board of CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products that is affiliated with Valhi; a director of NL Industries, Inc. ("NL"), a titanium dioxide pigments company that is affiliated with Valhi; a director of Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry of which Tremont Corporation ("Tremont") owns approximately 39%; and a director of Tremont, Valhi's majority owned indirect subsidiary that in addition to its holdings in TIMET owns approximately 21% of NL and interests in land development entities. Valhi, CompX, NL, Tremont and TIMET may be deemed to be affiliates of Keystone. Mr. Simmons is a nominee for a term expiring in 2005.


STEVEN L. WATSON                                            Director since 2000

     Mr. Watson, age 51, has been president and a director of Valhi and Contran since 1998. From prior to 1997 to 1998, he served as vice president and secretary of Valhi and Contran. He is also a director of CompX, NL, TIMET, and Tremont. Mr. Watson served as an executive officer and/or director of various companies related to Valhi and Contran since 1980. Mr. Watson is a nominee for a term expiring in 2005.

                               OTHER BOARD MEMBERS

     The following biographical information has been provided by the directors whose terms do not expire at the Annual Meeting:

THOMAS E. BARRY                                             Director since 1989

     Dr. Barry, age 58, is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 1997. Dr. Barry is also a director of Valhi. Dr. Barry's term as a director expires in 2003.

PAUL M. BASS, JR.                                           Director since 1989

     Mr. Bass, age 66, is vice chairman of First Southwest Company, a privately owned investment banking firm, and has served in such capacity since prior to 1997. Mr. Bass is also a director of CompX, Chairman of MorAmerica Private Equities Company; and director and chairman of the audit committee of California Federal Bank and Golden State Bancorp Inc. Mr. Bass is currently serving as chairman of Zale-Lipshy University Hospital and St. Paul University Hospital and as chairman of the board of trustees of Southwestern Medical Foundation. Mr. Bass term as a director expires in 2004.

WILLIAM SPIER                                               Director since 1996

     Mr. Spier, age 67, is president and chairman of Sutton Holding Corp., a private investment firm, and has served in such capacity since prior to 1997. Mr. Spier is chairman of the board of Empire Resources, Inc. and has served in such capacity since September 1999. Mr. Spier's term as a director expires in 2003.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 2001, the Board of Directors met six times. All directors of the Company were present at more than 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served.

     The Executive Committee, which did not meet during 2001, exercises all powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the extent permitted by Delaware law, when a meeting of the Board of Directors is not possible. The members of the Executive Committee are Messrs. Bass (chairman), Simmons, Spier and Tucker.

     The Master Trust Committee, which did not meet during 2001, exercises the powers, rights and responsibilities included under Articles 3 and 10 of the Keystone Consolidated Industries, Inc. Master Retirement Trust. The members of the Master Trust Committee are Messrs. Bass and Tucker.

     The Audit Committee, which met twice during 2001, reviews and evaluates significant matters relating to the audit and internal controls of the Company, and reviews the scope and results of audit and non-audit assignments of the Company's independent accountants. The principal responsibilities of the Audit Committee are to serve as an independent and objective party to review the Company's auditing, accounting and financial reporting processes. For further information on the role of the Audit Committee, see "Independent Auditor Matters--Audit Committee Report." The members of the Audit Committee are Messrs. Bass (chairman), Barry and Spier.

     The Compensation Committee, which met once during 2001, reviews and approves the amounts and forms of certain compensation paid to executive officers. The members of the Compensation Committee are Messrs. Barry (chairman) and Bass.

     The Board of Directors does not have a Nominating Committee.

     It is anticipated that the members of the standing committees will be elected at the annual meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                            COMPENSATION OF DIRECTORS

     Directors of Keystone receive an annual retainer of $15,000, a fee of $750 per day for each Board of Directors meeting and/or committee meeting attended, and reimbursement for reasonable expenses incurred in attending Board of Directors and/or committee meetings. Messrs. Glenn R. Simmons and Steven L. Watson ceased receiving fees for serving as a director November 1, 2001. The Keystone Consolidated Industries, Inc. 1997 Long-Term Incentive Plan provides for awards or grants of stock options, stock appreciation rights, restricted stock, performance grants and other awards to key individuals, including directors, performing services for the Company or its subsidiaries. Under the 1997 Long-Term Incentive Plan, directors are annually granted stock options exercisable for 1,000 shares of Common Stock. These options have an exercise price equal to the closing sales price of Common Stock on the date of grant, have a term of ten years and fully vest on the first anniversary of the date of grant. The directors waived their rights to their 2001 annual grant of stock options, and, accordingly, no annual grants were made in 2001. In addition to serving as directors, Messrs. Simmons, Watson and Tucker provide consulting services to the Company. The Company pays Contran for the consulting services provided by Messrs. Simmons and Watson pursuant to the Intercorporate Services Agreement between Contran and the Company (the "Intercorporate Services Agreement"). The Company pays Tucker & Branham for the consulting services provided by Mr. Tucker. See "Certain Business Relationships and Related Transactions."

                               EXECUTIVE OFFICERS

     In addition to Glenn R. Simmons as chairman of the board and J. Walter Tucker, Jr. as vice chairman, the following are currently executive officers of
Keystone:

     DAVID L. CHEEK, age 52, is president of the Company and has served in such capacity since October 2001. Mr. Cheek has served as president, Keystone Steel & Wire, a division of the Company, since March 2000 and was vice president of manufacturing, Keystone Steel & Wire, from March 1999 to March 2000. He was vice president of operations, Atlantic Steel, Atlanta, Georgia from 1996 to 1999.

     HAROLD M. CURDY, age 54, has served as vice president - finance of the Company since May 2001. He served as vice president - finance and treasurer since prior to 1997 to May 2001.

     BERT E. DOWNING, JR., age 45, is vice president - corporate controller and treasurer of the Company and has served in such capacities since May 2001. He served as vice president and corporate controller since March 2000 and as corporate controller since prior to 1997.

     SANDRA K. MYERS, age 58, has served as corporate secretary of the Company and as executive secretary of Contran since prior to 1997.


                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid by the Company for services rendered in all capacities to Keystone and its subsidiaries during 2001, 2000, and 1999 by each person who was the chief executive officer of Keystone during 2001 and each of the three other most highly compensated individuals who were executive officers of Keystone at December 31, 2001 (the "named executive officers").

                                      Summary Compensation Table
                                                                                               Long-Term
                                                    Annual Compensation                      Compensation
                                                                                Other            Awards
                                                                               Annual          Securities       All Other
Name and                                                                    Compensation       Underlying      Compensation
Principal Position                Year      Salary ($)     Bonus ($)            ($)(1)        Options (#)          ($)(2)
------------------                ----      ----------     ---------    --------------------- -----------   -------------

David L. Cheek  (3)(4)            2001         203,388         -0-             - 0 -               - 0 -            1,534
President                         2000         173,269         -0-            235,280              27,000           3,400


Harold M. Curdy                   2001         190,000         -0-             - 0 -                -0-             2,444
Vice President - Finance          2000         190,000         -0-             - 0 -                -0-            10,155
                                  1999         198,925        50,000           - 0 -               20,000          19,352

Bert E. Downing, Jr.              2001         170,000         -0-             - 0 -                -0-             1,918
Vice President - Corporate        2000         170,000         -0-             - 0 -               15,000           4,758
Controller and Treasurer          1999         151,093         -0-             - 0 -               10,000           9,147

Robert W. Singer (5)              2001         300,000         -0-             - 0 -                -0-            20,898
Former President and              2000         300,000         -0-             - 0 -               25,000          28,267
Chief Executive Officer           1999         297,579         -0-             - 0 -               75,000          61,348

(1) An amount for other annual compensation is disclosed only if the amount for other annual compensation exceeds the level required for reporting pursuant to Securities and Exchange Commission (the "SEC") rules.

(2) All other compensation for the last three years for each of the following named executive officers consisted of (i) the Company's matching contributions pursuant to the Company's 401(k) Plan; and (ii) accruals to unfunded reserve accounts attributable to certain limits under the Code with respect to the 401(k) Plan and Keystone's pension plan, which amounts are payable upon the named executive officer's retirement, the termination of his employment with the Company or to his beneficiaries upon his death; as follows:

                                                                    Unfunded Reserve Account Accruals
                                                                                             Interest
                                                                     Account Accruals        Accruals
                                                   Employer's       Related to 401(k)       Above 120%
                   Named                             401(k)          and Pension Plan       of the AFR
             Executive Officer         Year     Contribution (a)       Limitations            Rate (b)         Total

        David L. Cheek                 2001        $     -0-                $1,534           $   -0-          $1,534
                                       2000              3,400                 -0-               -0-           3,400

        Harold M. Curdy                2001              -0-                 1,307             1,137           2,444
                                       2000              3,400               5,488             1,267          10,155
                                       1999              8,000              10,945               407          19,352

        Bert E. Downing, Jr.           2001              -0-                 1,845                73           1,918
                                       2000              3,400               1,311                47           4,758
                                       1999              8,000               1,147               -0-           9,147

        Robert W. Singer               2001              -0-               14,418              6,480          20,898
                                       2000              3,400             17,136              7,731          28,267
                                       1999              8,000             50,538              2,810          61,348

     (a) The Company did not make a matching contribution to the 401(k) plan for 2001. The Company's matching contribution to the 401(k) plan for 2000 was made in cash. The Company's matching contributions to the 401(k) plan for 1999 was made in Common Stock valued at $5.9375/share.

     (b) The balance of these unfunded reserve accounts accrues interest at an annual rate in effect from time to time equal to two percent above the base rate on corporate loans. Pursuant to the rules of the SEC, the amounts shown represent the portion of the interest accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the Code (the "AFR Rate"). The AFR Rate used for such computations was the AFR Rate in effect on December 31, 2001, December 31, 2000, and December 31, 1999, the date the interest accruals for 2001, 2000 and 1999, respectively, were credited to the unfunded reserve accounts.

(3)  Mr. Cheek became an executive officer of Keystone as of March 24, 2000.

(4) Mr. Cheek's other annual compensation consists of certain relocation expenses the Company paid on his behalf, which includes an amount to pay his related income taxes on Keystone's payment of certain of his relocation expenses.

(5)  Mr. Singer resigned his positions with Keystone as of October 29, 2001.

     No stock options were granted to the named executive officers during 2001. The following table provides information, with respect to the named executive officers, concerning the value of unexercised stock options held as of December 31, 2001. In 2001, no named executive officer exercised any stock options.

              Aggregated Options/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                        Number of Securities                          Value of Unexercised
                                       Underlying Unexercised                       In-the-Money Options/SARs
                                Options/SARs at December 31, 2001(#)              at December 31, 2001 ($)(1)
                                ------------------------------------           ------------------------------
Name                             Exercisable           Unexercisable           Exercisable            Unexercisable

David L. Cheek                         19,000                 23,000                 0                       0
Harold M. Curdy                        53,333                  6,667                 0                       0
Bert E. Downing, Jr.                   28,667                 13,333                 0                       0
Robert W. Singer                      108,333                 41,667                 0                       0

(1) The values shown in the table are based on the $.65 per share closing price of the Common Stock on December 31, 2001, as reported by the OTC Bulletin Board, less the exercise price of the options.

Pension Plan

     Keystone maintains a qualified, noncontributory defined benefit plan which provides defined retirement benefits to various groups of eligible employees including executive officers. Normal retirement age under the Company's pension plan is age 65. The defined benefit for salaried employees, including officers, is based on a straight life annuity. An individual's monthly benefit is the sum of the following: (a) for credited service prior to January 1, 1981, the amount determined by his or her average monthly cash compensation for the five years of his or her highest earnings prior to January 1, 1981, multiplied by 1.1%, multiplied by the years of credited service, plus (b) for each year of service between 1980 and 1989, the amount determined by the sum of 1.2% multiplied by his or her average monthly cash compensation that year up to the social security wage base and 1.75% multiplied by his or her average monthly cash compensation that year in excess of the social security wage base, plus (c) for each year subsequent to 1989, the amount determined by 1.2% multiplied by his or her average monthly cash compensation that year, but not less than $14.00 per month.

     The estimated annual benefits payable upon retirement at normal retirement age for each of the salaried employees named in the Summary Compensation Table, assuming continued employment with the Company until normal retirement age at current salary levels are: David L. Cheek, $36,847; Harold M. Curdy, $55,864; and Bert E. Downing, Jr., $59,921.

                        SECURITY OWNERSHIP OF MANAGEMENT

     As of March 18, 2002, the Company's directors, the executive officers named in the Summary Compensation Table above, and the directors and executive officers as a group, beneficially owned, as defined by the rules of the SEC, the shares of Common Stock shown in the following table.

                                                          Amount and Nature of Beneficial Ownership(1)

                                                            Shares of                        Percent
Name of                                                       Common                            of
Beneficial Owner                                              Stock                         Class (2)

Thomas E. Barry (3)(4)                                         9,000                            -
Paul M. Bass, Jr. (3)(4)                                      14,000                            -
David L. Cheek (5)                                            33,000                            -
Harold M. Curdy (5)                                           72,412                            -
Bert E. Downing, Jr. (5)                                      39,007                            -
Glenn R. Simmons (4)(5)(6)                                   270,150                           2.6
Robert W. Singer (5)                                         208,653                           2.0
William Spier (3)                                            386,262                           3.8
J. Walter Tucker, Jr. (3)(4)                                 160,450                           1.6
Steven L. Watson (3)(4)                                        3,250                            -

All directors and current executive officers as a
group (10 persons)   (3)(4)(5)(6)(7)                       1,013,131                           9.7
---------

(1) All beneficial ownership is sole and direct except as otherwise set forth herein. Information as to the beneficial ownership of Common Stock has either been furnished to the Company by or on behalf of the indicated persons or is taken from reports on file with the SEC.

(2)  Percentage omitted if less than 1%.

(3) Includes shares that such person or group could acquire upon the exercise of options exercisable within 60 days of the Record Date by Messrs. Barry, Bass, Spier, Tucker and Watson for the purchase of 7,000, 7,000, 7,000, 7,000 and 1,000 shares, respectively, pursuant to the 1997 Long-Term Incentive Plan.

(4) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (2) to the "Security Ownership of Certain Beneficial Owners" table.

(5) Includes shares that such person could acquire upon the exercise of options exercisable within 60 days of the Record Date by Messrs. Cheek, Curdy, Downing, Simmons, and Singer for the purchase of 33,000, 60,000, 37,000, 154,500, and 141,667 shares, respectively, pursuant to the Company's various stock option plans.

(6) Glenn R. Simmons is a brother of Harold C. Simmons. See footnote (2) to the "Security Ownership of Certain Beneficial Owners" table.

(7) In addition to the foregoing, the shares of Common Stock shown as beneficially owned by the directors and executive officers of Keystone as a group include 22,000 shares that the remaining executive officers of Keystone have the right to acquire upon the exercise within 60 days subsequent to the Record Date of stock options granted pursuant to the Company's stock option plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the stockholders known to the Company to be the beneficial owners of more than 5% of the Common Stock outstanding as of the Record Date.

                                                                                     Common Stock

                                                                        Amount and Nature of          Percent of
Name of Beneficial Owner                                                Beneficial Ownership             Class

Contran Corporation and subsidiaries:
    Contran Corporation (1)......................................            4,109,159 (2)               40.8%
    Valhi, Inc. (1)..............................................              326,364 (2)                3.2%
    NL Industries, Inc. (1)......................................              326,050 (2)                3.2%

Dimensional Fund Advisors Inc....................................              682,263 (3)                6.8%
--------------------

(1) The business address of Contran and Valhi is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of NL is Two Greenspoint Plaza, 16825 Northchase Drive, Suite 1200, Houston, Texas 77060-2544.

(2) Contran, Valhi, NL, the Harold Simmons Foundation, Inc. (the "Foundation"), The Combined Master Retirement Trust (the "Master Trust") and the spouse of Harold C. Simmons are the direct holders of approximately 40.8%, 3.2%, 3.2%, 1.9%, 0.3% and 0.1%, respectively, of the outstanding Common Stock.

     Valhi, Tremont Corporation ("Tremont") and the spouse of Harold C. Simmons are the direct holders of approximately 61.7%, 20.9% and 0.1%, respectively, of the outstanding common stock of NL. Tremont Group, Inc. ("TGI"), Tremont Holdings, LLC ("TRE Holdings") and Valhi are the direct holders of approximately 80.0%, 0.1% and 0.1%, respectively, of the outstanding shares of Tremont common stock. Valhi and TRE Holdings are the direct holders of 80.0% and 20.0%, respectively, of the outstanding common stock of TGI. NL is the sole member of TRE Holdings.

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), Contran, the Foundation, the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2"), the Master Trust and the spouse of Harold C. Simmons are the direct holders of 81.7%, 9.5%, 2.1%, 0.5%, 0.4%, 0.1% and 0.1%, respectively, of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

     The Foundation directly holds approximately 1.9% of the outstanding shares of Common Stock and 0.5% of the outstanding shares of Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes.

     The Master Trust directly holds approximately 0.3% of the outstanding shares of Common Stock and 0.1% of the outstanding shares of Valhi common stock. Valhi established the Master Trust as a trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Mr. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Mr. Simmons is a participant in one or more of the employee benefit plans that invest through the Master Trust.

     Harold C. Simmons is the chairman of the board and chief executive officer of TGI, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest, Contran and the Foundation. Mr. Simmons is also chairman of the board of NL and a director of Tremont.

     By virtue of the holding of the offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Common Stock directly held by certain of such other entities. Mr. Simmons, however, disclaims beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares of Common Stock the Master Trust directly holds.

     Harold C. Simmons' spouse is the direct owner of 10,500 shares of Common Stock, 69,475 shares of NL common stock and 77,000 shares of Valhi common stock, respectively. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     Messrs. Barry and Tucker are directors of Valhi. Messrs. Glenn R. Simmons and Watson are directors and executive officers of Valhi and Contran and directors of Tremont and NL. Messrs. Bass and Tucker are members of the trust investment committee of the Master Trust. Messrs. Glenn R. Simmons and Watson are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of any shares of Common Stock directly or indirectly owned by any of such entities, except to the extent of such person's vested beneficial interest, if any, in any shares of Common Stock the Master Trust directly holds.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding Valhi common stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran is obligated to satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran (i) retains the power to vote the shares of Valhi common stock held directly by the CDCT No. 2, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares.

     For purposes of calculating the outstanding shares of Valhi common stock as of the Record Date, 1,186,200 shares of Valhi common stock held by a subsidiary of NL, a majority owned subsidiary of Valhi, and 1,000,000 shares of Valhi common stock held by Valmont Insurance Company, a wholly owned subsidiary of Valhi ("Valmont"), are excluded from the amount of Valhi common stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

     The business address of TGI, VGI, National, NOA, Dixie Holding, the Master Trust, the Foundation and Harold C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360. The business address of TRE Holdings is Two Greenspoint Plaza, 16825 Northchase Drive, Suite 1200, Houston, Texas 77060-2544. The business address of Tremont is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(3) The business address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 682,263 shares of Common Stock as of December 31, 2001, all of which shares are held in portfolios for which Dimensional serves as investment advisor and investment manager. Dimensional possesses both sole voting and investment power over the Common Stock owned by such portfolios. Dimensional disclaims beneficial ownership of such securities.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Keystone's executive officers, directors and persons who own more than 10% of a registered class of Keystone's equity securities to file reports of ownership with the SEC and Keystone. Based solely on the review of the copies of such reports filed with the SEC, Keystone believes that for 2001 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a).

             CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

     As set forth under the caption "Security Ownership of Certain Beneficial Owners," Harold C. Simmons, through Contran and other entities, may be deemed to beneficially own approximately 49.6% of the outstanding Common Stock as of the Record Date and, therefore, may be deemed to control the Company. The Company and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly-held minority equity interest in another related party. The Company continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending on the business, tax and other objectives then relevant, it is possible that the Company might be a party to one or more of such transactions in the future. In connection with these activities, the Company may consider issuing additional equity securities or incurring additional indebtedness. The Company's acquisition activities have in the past and may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Harold C. Simmons. It is the policy of the Company to engage in transactions with related parties on terms, in the opinion of the Company, no less favorable to the Company than could be obtained from unrelated parties.

     No specific procedures are in place that govern the treatment of transactions among the Company and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Glenn R. Simmons, J. Walter Tucker, Jr., and Sandra K. Myers are not salaried employees of the Company. The Company has contracted with Contran, on a fee basis payable in quarterly installments, to provide certain administrative and other services to the Company in addition to the services of Mr. Simmons and Ms. Myers, including consulting services of Contran executive officers pursuant to the Intercorporate Services Agreement between Contran and the Company, a copy of which is included as Exhibit 10.1 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on April 15, 2002. The fee incurred during 2001 was $1,005,000 (of which $219,000 was attributable to services of Mr. Glenn R. Simmons). The portion of the 2000 and 1999 fees the Company paid Contran pursuant to the Intercorporate Services Agreements attributable to the services Mr. Glenn R. Simmons provided the Company was $219,000 and $146,000, respectively. The Company compensates Tucker & Branham, Inc. for certain consulting services of Mr. Tucker on an hourly basis as his services are requested. The fees paid Tucker & Branham, Inc. during 2001 were $52,000.

     Tall Pines Insurance Company "(Tall Pines"), Valmont Insurance Company ("Valmont"), and EWI RE, Inc. ("EWI Inc.") provide for or broker certain of the Company's insurance policies. Tall Pines is a wholly owned captive insurance company of Tremont. Valmont is a wholly owned captive insurance company of Valhi. During 2001, one of the daughters of Harold C. Simmons and a wholly owned subsidiary of Contran owned, directly or indirectly, 57.8% and 42.2%, respectively, of the outstanding common stock of EWI Inc. and of the membership interests of EWI Inc.'s management company, EWI RE, Ltd. (collectively with EWI Inc., "EWI"). Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, pursuant to an agreement that terminates on December 31, 2002, such son-in-law provides advisory services to EWI as requested by EWI, for which the son-in-law is paid $11,875 per month and receives certain other benefits under EWI's benefit plans. Consistent with insurance industry practices, Tall Pines, Valmont and EWI Inc. receive commissions from the insurance and reinsurance underwriters for the policies that they provide or broker. During 2001, the Company and its subsidiaries paid approximately $2.2 million for policies provided or brokered by Tall Pines, Valmont and/or EWI Inc. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI Inc. In the Company's opinion, the amounts that the Company and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. The Company expects that these relations with Tall Pines, Valmont, and EWI will continue in 2002.

     Dallas Compressor Company, a wholly owned subsidiary of Contran, sells compressors and related services to Keystone. During 2001, Keystone purchased products and services from Dallas Compressor Company in the amount of $31,000.

     Aircraft services were purchased from Valhi in the amount of $124,000 for the year ended December 31, 2001.

     During 2001, Garden Zone, a 51% owned subsidiary of Keystone, paid approximately $60,000 to one of its other owners for accounting and financial services.

     EWP Financial, LLC, a wholly owned subsidiary of Contran, has agreed to loan the Company up to an aggregate of $6 million through December 31, 2002. Borrowings bear interest at the prime rate plus 3%, and are collateralized by the stock of Engineered Wire Products, Inc. a wholly owned subsidiary of the Company. In addition, the Company pays a commitment fee of .375% on the unutilized portion of the facility. At December 31, 2001, no amounts were outstanding under the facility, and $6 million was available for borrowing by the Company. During 2001, the Company paid Contran an up-front facility fee of $120,000 related to this facility. The terms of this loan were approved by the independent directors of the Company.

     In the opinion of management and the Board of Directors, the terms of the transactions described above were no less favorable to the Company than those that could have been obtained from an unrelated entity.

                        REPORT ON EXECUTIVE COMPENSATION


Compensation Committee Report

     During 2001, matters regarding compensation of executive officers were administered by the Chairman of the Board (the "COB") and/or the Compensation Committee (the "Committee"). The Committee is comprised of directors who are neither officers nor employees of the Company or its subsidiaries.

     It is the Company's policy that employee compensation, including compensation to executives, be at a level which allows the Company to attract, retain, motivate and reward individuals of training, experience, and ability who can lead the Company in accomplishing its goals. It is also the Committee's policy that compensation programs maintain a strong risk/reward ratio, with a significant component of cash compensation being tied to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels. It is the Company's policy to structure compensation arrangements to be deductible for federal income tax purposes under applicable provisions of the Internal Revenue Code.

     During 2001, the Company's compensation program with respect to its executive officers consisted of three components: base salary, incentive bonus, including deferred compensation, and stock option awards.

Base Salary

     The COB and/or the Committee reviews base salaries for executives at least annually. Base salaries for all salaried employees, including executive officers of the Company, have been established on a position-by-position basis. Annual internal reviews of salary levels are conducted by the Company's management in an attempt to rank base salary and job value of each position. The ranges of salaries for comparable positions considered by management were based upon management's general business knowledge and no specific survey, study or other analytical process was utilized to determine such ranges. Additionally, no specific companies' or groups of companies' compensation were compared with that of the Company, nor was an attempt made to identify or otherwise quantify the compensation paid by the companies that served as a basis for such individuals' general business knowledge. Base salary levels are generally not increased except in instances of (i) promotions, (ii) increases in responsibility or (iii) unwarranted discrepancies between job value and the corresponding base salary. The Company considers general base salary increases from time to time when competitive factors so warrant. Over a period of years, base salaries are designed to be below the median annual cash compensation for comparable executives, but when combined with the other components of compensation create a competitive or above median total compensation package.

Incentive Bonus Program

     Awards under the Company's incentive bonus program represent a significant portion of an executive's potential annual cash compensation and are awarded at the discretion of the COB and/or the Committee. Annual performance reviews are an important factor in determining management's recommendation which is primarily based on each individual's performance and, to a lesser extent, on the Company's overall performance. No specific financial or budget tests were applied in the measurement of individual performance. The executive officer's performance is typically measured by the ability the executive officer demonstrates in performing, in a timely and cost efficient manner, the functions of the executive officer's position. The Company's overall performance is typically measured by the Company's historical financial results. No specific overall performance measures were used and there is no specific relationship between overall Company performance and an executive officer's incentive bonus.

Stock Options/Restricted Stock

     An integral part of the Company's total compensation program is non-cash incentive awards in the form of stock options, stock appreciation rights and restricted stock granted to executives. Stock option grants, in particular, are considered an essential element of the Company's total compensation package for the executives. The Committee believes that stock options, stock appreciation rights and restrictive stock awards provide an earnings opportunity based on the Company's success measured by Common Stock performance. Additionally, awards establish an ownership perspective and encourage the retention of executives. Incentive stock options are granted at a price not less than 100% of the fair market value of such stock on the date of grant. The exercise price of all options and the length of period during which the options may be exercised are determined by the Compensation Committee. The Compensation Committee also considered the number of stock options already outstanding in granting new stock options. The Compensation Committee did not grant any stock options in 2001.

     The foregoing report is submitted by the following individuals in the capacities indicated:

Glenn R. Simmons          Dr. Thomas E. Barry                      Paul M. Bass, Jr.
Chairman of the Board     Chairman of the Compensation Committee   Member of the Compensation
                                                                        Committee


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In 2001, no executive officer of the Company served on the compensation committee or as a director of another entity, one of whose executive officers served on the Company's Compensation Committee or Board of Directors.

                                PERFORMANCE GRAPH

     The following graph reflects a comparison of the cumulative total return of the Common Stock from December 31, 1996 through December 31, 2001, with the Standard & Poor's 500 Composite Index and the Standard & Poor's Iron & Steel Index. The comparison for each of the periods assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested.

        Comparison of Five Year Cumulative Total Shareholder Return Among Keystone Consolidated Industries, Inc., S&P 500, and S&P Iron & Steel Index

                          [Performance graph omitted]

                    1996      1997      1998      1999       2000       2001
 Keystone           $100       145        98        72         17          8
 S&P 500            $100       133       171       208        189        166
 S&P Iron & Steel   $100       102        88        97         61         78

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditors. The firm of PricewaterhouseCoopers LLP served as Keystone's independent auditors for the year ended December 31, 2001, has been appointed to review Keystone's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2002 and is expected to be considered for appointment to audit Keystone's annual consolidated financial statements for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Audit Committee Report. The audit committee of the Board of Directors is composed of three directors, all of whom are independent. The audit committee operates under a written charter the Board of Directors adopted, a copy of which was attached as Exhibit A to Keystone's proxy statement for its 2001 annual meeting of stockholders. Keystone's management is responsible for preparing Keystone's consolidated financial statements in accordance with accounting principles  generally  accepted  in the  United  States of  America.  Keystone's independent auditors are responsible for auditing Keystone's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee serves as an independent and objective party to review Keystone's auditing, accounting and financial reporting processes.

     The audit committee has reviewed and discussed Keystone's audited consolidated financial statements for the year ended December 31, 2001 with Keystone's management and independent auditors. The audit committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence. The audit committee also considered whether the independent auditors' provision of non-audit services to Keystone and its subsidiaries is compatible with such auditors' independence. Additionally, the audit committee discussed with Keystone's management and the independent auditors such other matters as the committee deemed appropriate. Based on the audit committee's review of Keystone's audited consolidated financial statements and the audit committee's discussions with Keystone's management and independent auditors, the audit committee recommended to the Board of Directors that Keystone's audited consolidated financial statements for the year ended December 31, 2001 be included in Keystone's Annual Report on Form 10-K for the year ended December 31, 2001, which has been filed with the Securities and Exchange Commission.



Paul M. Bass, Jr.                 Dr. Thomas E. Barry             William Spier
Chairman of the Audit Committee   Member of the Audit Committee   Member of the Audit Committee

     Audit and Other Fees. The following table shows the aggregate fees PricewaterhouseCoopers LLP has billed or is expected to bill to Keystone and its subsidiaries for services rendered for 2001.

                       Financial Information
                        Systems Design and
Audit Fees (1)          Implementation Fees                All Other Fees (2)
--------------          -------------------                ------------------
  $247,600                   $ - 0 -                           $80,000

(1) Includes (a) fees for the audit of Keystone's consolidated financial statements for the year ended December 31, 2001, (b) fees for reviews of the unaudited quarterly financial statements appearing in Keystone's Forms 10-Q for each of the first three quarters of 2001 and (c) the estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in such audits and reviews. Keystone reimburses PricewaterhouseCoopers LLP for such out-of-pocket costs.

(2)  Audit of benefit plans that Keystone or its subsidiaries sponsor.

                              STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, subject to regulations adopted by the SEC. The Company presently intends to call the next annual meeting during May 2003. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2003 annual meeting, they must be received by the Company not later than December 16, 2002. Such proposals should be addressed to: Secretary, Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240.

                                  OTHER MATTERS

     Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters set forth in the Notice of Annual Meeting of Stockholders and this Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies held by them in accordance with their best judgment on such matters.


                         2001 ANNUAL REPORT ON FORM 10-K

     A copy of Keystone's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, is included as part of the annual report mailed to Keystone's stockholders with this proxy statement.

                                ADDITIONAL COPIES

     The SEC recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice sent earlier this year that only one annual report and proxy statement will be sent to that address unless a stockholder at that address gave contrary instructions. Keystone will promptly deliver a separate copy of Keystone's 2001 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon written or oral request of such stockholder.

     To obtain copies of Keystone's 2001 annual report or this proxy statement without charge, please mail your request to Sandra K. Myers, Corporate Secretary, at Keystone Consolidated Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1740, Dallas, Texas 75240-2697, or call her at (972) 458-0028.


                                 KEYSTONE CONSOLIDATED INDUSTRIES, INC.




                                 Dallas, Texas
                                 April 15, 2002

                                                                         PROXY

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240

                       SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders

                             Thursday, May 16, 2002



     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 15, 2002, and Annual Report to Stockholders, hereby appoints Bert E. Downing, Jr. and Sandra K. Myers, or either of them, proxies, with full power of substitution to vote, as specified in this proxy, all the shares of capital stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), held of record by the undersigned and entitled to vote on the record date, March 18, 2002, at the Annual Meeting of Stockholders to be held at 5430 LBJ Freeway, Suite 1740, Dallas, TX 75240 at 9:00 a.m. local time on May 16, 2002, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

       (Continued, and to be marked, dated and signed, on the other side)

(Back Side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "For" all nominees for election as Directors.

Election  of  Director  for  a   NOMINEE:  J. Walter Tucker, Jr.
Two-Year Term

   For                Withhold
  [   ]                 [   ]


Election of Directors for a      NOMINEES: Glenn R. Simmons and Steven L. Watson
Three-Year Term
                                 (Instruction: To withhold authority for any single nominee, write that nominee's name in the space provided below)

                                 -----------------------------------------------


FOR all nominees                             WITHHOLD AUTHORITY
listed to the right                          to vote for all nominees
(except as marked to                         listed to the right
the contrary)

     [   ]                                        [   ]




Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature, if shares held jointly


                                            Date:  _______________________, 2002




THIS PROXY MAY BE REVOKED AS SET FORTH IN THE KEYSTONE CONSOLIDATED INDUSTRIES, INC. PROXY STATEMENT THAT ACCOMPANIED THIS PROXY.

                                                            VOTING INSTRUCTIONS


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                          5430 LBJ Freeway, Suite 1740
                               Dallas, Texas 75240

                       SOLICITED BY THE BOARD OF DIRECTORS
                       for Annual Meeting of Stockholders

                             Thursday, May 16, 2002



     The undersigned, being participants in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, having received the Notice of Annual Meeting and Proxy Statement dated April 15, 2002, and Annual Report to Stockholders, hereby instructs the trustee, to vote, as specified below, all the shares of common stock of KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), held of record by the trustee for the account of the undersigned and entitled to vote on the record date, March 18, 2002, at the Annual Meeting of Stockholders to be held on May 16, 2002, and all adjournments or postponements thereof, as directed and, in their discretion, on all other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

       (Continued, and to be marked, dated and signed, on the other side)

************
(Back Side)

Please vote all shares allocated to my account in the Keystone Consolidated Industries, Inc. Deferred Incentive Plan, as applicable. If no direction is made, the trustee will vote "For" all nominees for election as Directors.

Election of Director for a      NOMINEE:  J. Walter, Tucker, Jr.
Two-Year Term

  For          Withhold
 [  ]           [   ]

Election of Directors for a     NOMINEES:  Glenn R. Simmons and Steven L. Watson
Three-Year Term                            each for a term of three years.

                                (Instruction: To withhold authority for any single nominee, write that nominee's name in the space provided below)

                                -----------------------------------------------




FOR all nominees                             WITHHOLD AUTHORITY
listed to the right                          to vote for all nominees
(except as marked to                         listed to the right
the contrary)

     [   ]                                        [   ]





                                            -----------------------------------
                                            Signature

                                            Date:  _______________________, 2002





  PLEASE SIGN, DATE, AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.